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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
BGF Industries, Inc.

We consent to the inclusion in this registration statement on Form S-4 (Registration No. _______) of our report dated February 27, 1998, on our audits of the financial statements and financial statement schedules of BGF Industries, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial and Operating Information."


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Greensboro, North Carolina
February 12, 1999